MuniMae Announces Settlement with SEC

BALTIMORE, Sept. 30, 2013 /PRNewswire/ -- On September 27, 2013, Municipal Mortgage & Equity, LLC (OTC: MMAB) ("MuniMae", "the Company," "we", or "our") entered into a settlement agreement with the Securities and Exchange Commission ("SEC") that resolved the administrative proceeding instituted by the SEC on September 18, 2013, to determine whether to suspend or revoke the registration of the Company's common shares under Section 12(g) of the Securities Exchange Act of 1934. Pursuant to the settlement, the SEC this morning issued an order revoking registration of our common shares ("Deregistration Order").

Once the Deregistration Order was effective, the Company was eligible to re-register its common shares with the SEC. Accordingly the Company filed a Registration Statement on Form 8-A today for its common shares which was effective immediately upon filing. Therefore, as of the filing of our Form 8-A, the Company's common shares are once again registered under the Exchange Act with the SEC. The Company's Form 8-A filing is available on both the SEC's and the Company's websites. As a result of the deregistration and subsequent re-registration of the Company's common shares, the Company has resolved the filing deficiencies that were the subject of the SEC action.

Michael Falcone, Chief Executive Officer of the Company, stated, "We are pleased to have resolved the SEC matters and to put our legacy filing deficiencies behind us and we are pleased that trading in our shares will resume on Wednesday following the end of the trading suspension on Tuesday evening at 11:59 p.m. Eastern Time. We appreciate the shareholder support provided to us over the past several days and we look forward to moving forward to create shareholder value."

As a reminder, the Company will host a conference call on Tuesday, October 1, 2013 at 10:00 a.m. The purpose of the call will be to discuss the resolution of the SEC administrative proceeding and to describe the process of how we expect trading will resume on Wednesday, October 2, 2013. Participants on the conference call will have the opportunity to ask questions of management. The Company will also discuss its share buyback plan.

The conference call will be webcast. All interested parties are welcome to join the live webcast, which can be accessed through the Company's website at www.munimae.com, under Investor Relations. Participants may also join the conference call by dialing toll free 1-800-860-2442, 1-866-605-3852 for Canadian participants or 1-412-858-4600 for international participants.

An archived replay of the event will be available one hour after the event through 9:00 a.m. on October 9, 2013, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants (Passcode: 10034514). The conference call transcript will also be archived on our website.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors, and the outcome of certain legal proceedings, including the matters addressed in the Orders. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

CONTACT: Brooks Martin, Investor Relations, 855-650-6932